Exhibit 10.4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of the 7th day of October, 2015 by and between TNP SRT SUMMIT POINT, LLC, a Delaware limited liability company (“Seller”), and NEW MARKET PROPERTIES, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of September 25, 2015 (the “Agreement”), with respect to the Summit Point Shopping Center located in Fayetteville, Fayette County, Georgia, and being more particularly described in the Agreement; and

WHEREAS, Seller and Buyer now desire to amend and modify the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	All capitalized terms used herein and not otherwise defined shall have those meanings ascribed to such terms in the Agreement.

2.	The following language is hereby added as Sections 15(u), 15(v), 15(w), 15(x), and 15(y) to the Agreement:

“(u) Seller shall use commercially reasonable efforts to obtain from Publix and deliver to Buyer at Closing an amendment of the Publix Lease (as hereinafter defined) (the “Publix Amendment”) reflecting the consent by Publix to the location and operation of My Lifestyle Smoothie in Suite 354 and Premier Nutrition Center in Suite 366 of the Property and the waiver by Publix of compliance with the restrictions described in Article 16 the Lease Agreement dated February 20, 2003 by and between Seller, as the successor to CP Summit Point, LLC, as landlord, and Publix, as tenant, as amended (the “Publix Lease”). It shall be a Buyer Closing Condition that the Publix Amendment is delivered to Buyer on or before the Closing.

(v) Seller shall use commercially reasonable efforts to obtain and deliver to Buyer at Closing an amendment to the Lease by and between Seller, as the successor to CP Summit Point, LLC, as landlord, and Peachtree Learning, LLC d/b/a Mathnasium Learning Center, as tenant, dated May 8, 2008 (the “Mathnasium Lease”), extending the term of the Mathnasium Lease for an eighteen (18) month period (the “Mathnasium Extension”). Seller shall give Buyer a credit at the Closing against the Consideration for the cost of any tenant improvement work and leasing commissions in connection with the Mathnasium Extension. It shall be a Buyer Closing Condition that the Mathnasium Extension is delivered to Buyer on or before the Closing.

(w) Seller shall give Buyer a credit in the amount of $31,466.00 against the Consideration to be paid by Buyer at Closing for the painting of the exterior of the buildings and improvements constructed or erected upon the Land, including, without limitation, the “Premises” defined in the Publix Lease.

(x) Seller acknowledges that a sewer pipe end cap located in the landscaped area of the Improvements adjacent to Suite 330 occupied by Royal Chef has been damaged, resulting in the deposit of sewage onto an area surrounding the damaged sewer pipe end cap. Seller shall, at Seller’s cost and expense, repair the damaged sewer pipe end cap, remove the sewage from the referenced landscaped area, and return the landscaped area to the condition existing prior to the occurrence of the foregoing damage, on or before the Closing Date (the “Sewer Pipe Obligation”). Buyer and Seller shall inspect the status of the Sewer Pipe Obligation no later than five (5) business days prior to the Closing Date to determine if the Sewer Pipe Obligation has been completed to Buyer’s reasonable satisfaction.

(y) Seller acknowledges that Seller has given free rent to the following Tenants as set forth below (collectively, the “Free Rent”):

i.	Visionary Eye Care: Free base rent in the monthly amount of $2,185.00 for the months of October 2015 through November 2015; and

ii.	Merle Norman Cosmetic Studios: Free base rent and tenant’s share of operating costs, taxes and insurance for the months of October 2015 through November 2015. Base rent is $1,750.00 per month and tenants’ share of operating costs, taxes and insurance is $509.00 per month.

Seller hereby agrees to give Buyer a credit against the Consideration to be paid by Buyer at Closing for Free Rent attributed to the period of time beginning on the Closing Date and continuing through and including November 30, 2015.

3.	The words “Title Company” in Sections 6(c), 6(e) and 13(d) of the Agreement are hereby deleted, and the words “Title Agent” are hereby inserted in lieu thereof.

4.	Except as expressly amended herein, all terms and conditions of the Agreement remain in full force and effect.

5.	This First Amendment may be executed via facsimile or electronic PDF counterpart and a facsimile or PDF signature page shall be deemed an original for purposes of this First Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have hereto signed, sealed, and delivered this First Amendment as of the date first above written.

SELLER:

TNP SRT SUMMIT POINT, LLC,
a Delaware limited liability company

By:	/s/ Andrew Batinovich
Name:	Andrew Batinovich
Title:	President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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BUYER:

NEW MARKET PROPERTIES LLC,
a Delaware limited liability company

By:	Preferred Apartment Communities
Operating Partnership, L.P., a
Delaware limited partnership, its
sole Member

By:	Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its authorized agent

By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain, General Counsel

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